China Education Alliance Announces Conference Call to Discuss Second Quarter 2010 Financial Results

HARBIN, China, Aug. 5 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE: CEU), a China-based education resource and services company, announced today that the company will hold a conference call on August 11, 2010 to discuss financial results for the three and six months period ended June 30, 2010. The conference call is scheduled for Wednesday, August 11, 2010 at 10:00 a.m. Eastern Daylight time (7:00 a.m. PDT).

To participate in the call, please dial (877) 941-8602, or (480) 629-9811 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties may also listen via a live Internet webcast, which can be found at the Company's website at http://www.chinaeducationalliance.com , or alternately at http://ViaVid.net ..

A replay of the call will be available for two weeks from 1:00 p.m. EDT on August 11, 2010, until 11:59 p.m. EDT on August 25, 2010. The number for the replay is (877) 870-5176, or (858) 384-5517 for international calls. The passcode for the replay is 4346251. In addition, a recording of the call will be available via the company's website at http://www.chinaeducationalliance.com for one year.

About China Education Alliance

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a fast-growing, leading, China-based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career: the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

For more information, please contact:

At the Company:

Zack Pan, CFO
China Education Alliance, Inc.
Tel:	1-405-315-9987
Email:	zackpan08@gmail.com
zackpan08@edu-chn.com

SOURCE  China Education Alliance, Inc.